PACIFIC CITY FINANCIAL CORPORATION
LIMITED POWER OF ATTORNEY FOR SECTION 16 FILINGS

I, Sarah Jun, do hereby make, constitute and appoint Henry Kim and Timothy Chang, and each of them acting individually, my true and lawful attorneys for the purposes hereinafter set forth, effective as of this 20th day of August, 2018.

I hereby grant to each attorney-in-fact, for me and in my name, place and stead, the power to:

1. Execute for and on behalf of the undersigned, in the undersigned's capacity as director and/or officer of Pacific City Financial Corporation (the "Company"), Forms 3, 4, 5 and any Schedules 13D or 13G in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 and any Schedules 13D or 13G, complete and execute any amendment or amendments thereto, and timely file any such form with the United States Securities and Exchange Commission ("SEC") and any stock exchange or similar authority; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to Henry Kim and Timothy Chang, and each of them, full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each of Henry Kim and Timothy Chang shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither Henry Kim, Timothy Chang nor the Company is assuming any of my responsibilities to comply with the Exchange Act.

This limited power of attorney shall remain in full force and effect until I am no longer required to file any of Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of the Company, unless earlier revoked by me in a signed writing delivered to each of the attorneys-in-fact and any substitutes therefor, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 20th day of August, 2018.

/s/ Sarah Jun
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Name: Sarah Jun